UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

Arlington Asset Investment Corp.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

IMPORTANT VOTE OF ARLINGTON ASSET INVESTMENT CORP. SHAREHOLDERS

ARLINGTON	ASSET INVESTMENT

Dear Shareholder of Arlington Asset Investment Corp.:

The 2014 annual meeting of shareholders (the “Annual Meeting”) of Arlington Asset Investment Corp., a Virginia corporation (the “Company”), was held on June 11, 2014. To provide for additional time to solicit shareholder votes to be cast (whether for, against or in abstention) for Proposal No. 2 (regarding the proposed approval of the Company’s 2014 Long-Term Incentive Plan) found in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2014 (the “Proxy”), the Annual Meeting was adjourned until July 15, 2014 at 10:00 a.m., Eastern time, and scheduled to reconvene at that time at the Company’s headquarters, located at 1001 Nineteenth Street North, Suite 1900, Arlington, Virginia 22209.

According to our records, we have not received your vote for this meeting. To ensure your vote is received in time, please vote as soon as possible utilizing one of the voting methods described in the Proxy. The Company’s Board of Directors unanimously recommends that the Company’s shareholders vote “FOR” Proposal No. 2 as described in the Proxy.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

For your convenience, please find enclosed a duplicate copy of your proxy form that includes your control number and voting instructions. If you have any questions regarding voting your shares, please contact our proxy solicitation agent AST Phoenix Advisors at 877-297-1740 (Toll-Free).

We value you as an active Arlington shareholder. Thank you for your continued support.

Sincerely,

/s/ D. Scott Parish

D. Scott Parish

Corporate Secretary